As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

TRANSOCEAN LTD.

(Exact Name of Registrant as Specified in its Charter)

Zug, Switzerland (State or other jurisdiction of incorporation or organization)	001‑38373 (Commission File Number)	98‑0599916 (I.R.S. Employer Identification No.)

Turmstrasse 30 Steinhausen, Switzerland (Address of principal executive offices)	6312 (zip code)

TRANSOCEAN LTD. 2015 LONG-TERM INCENTIVE PLAN

(Full title of plan)

Brady K. Long

Senior Vice President and General Counsel

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

+1 (713) 232‑7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gene J. Oshman

Andrew J. Ericksen

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002‑4995

(713) 229‑1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Shares, par value CHF 0.10 per share	12,000,000	$13.68	$164,160,000	$19,897

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable pursuant to the adjustment provisions of the Transocean Ltd. 2015 Long-Term Incentive Plan by reason of any unit dividend, unit spilt, recapitalization or other similar transaction.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of a share of Transocean Ltd. as reported by the New York Stock Exchange on October 5, 2018.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Transocean Ltd., a Swiss corporation (the “Company” or the “Registrant”) pursuant to General Instruction E of Form S‑8 under the Securities Act of 1933, as amended, to register an additional 12,000,000 registered shares pursuant to the Transocean Ltd. 2015 Long-Term Incentive Plan (the “Plan”).

The Board of Directors of the Company recommended for approval and, on May 18, 2018, the shareholders of the Company approved an amendment of the Plan that increased the number of shares available for issuance under the Plan from 20,712,966 to 32,712,966.

The contents of the Registration Statement on Form S‑8  (No. 333‑204359) are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

Number	Description	Location
4.1	Articles of Association of Transocean Ltd.	Exhibit 3.1 to Transocean Ltd.’s Quarterly Report on Form 10‑Q (Commission File No. 000‑38373) filed on July 31, 2018.

4.2	Organizational Regulations of Transocean Ltd., adopted November 18, 2016.	Exhibit 3.1 to Transocean Ltd.’s Current Report on Form 8‑K (Commission File No. 000‑53533) filed on November 23, 2016.

4.3	Transocean Ltd. 2015 Long‑Term Incentive Plan	Annex B to Transocean Ltd.’s definitive proxy statement (Commission File No. 001‑53533) filed on March 23, 2015.

4.4	First Amendment to Transocean Ltd. 2015 Long-Term Incentive Plan	Annex B to Transocean Ltd.’s definitive proxy statement (Commission File No. 001‑38373) filed on March 20, 2018.

5.1	Opinion of Homburger AG	Filed herewith.

23.1	Consent of Ernst & Young LLP	Filed herewith.

23.2	Consent of Homburger AG	Included in Exhibit 5.1 hereto.

24.1	Power of Attorney	Included as part of the signature page to this Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Steinhausen, Switzerland, on October 9, 2018.

TRANSOCEAN LTD.

By: /s/ Jeremy D. Thigpen
Name: Jeremy D. Thigpen
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy D. Thigpen, Mark L. Mey and David Tonnel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 9, 2018.

Signature	Title

/s/ Jeremy D. Thigpen	President and Chief Executive Officer
Jeremy D. Thigpen	(Principal Executive Officer)

/s/ Mark L. Mey	Executive Vice President, Chief Financial Officer
Mark L. Mey	(Principal Financial Officer)

/s/ David Tonnel	Senior Vice President and Corporate Controller
David Tonnel	(Principal Accounting Officer)

/s/ Merrill A. “Pete” Miller, Jr	Chairman of the Board of Directors
Merrill A. “Pete” Miller, Jr

/s/ Glyn Barker	Director
Glyn Barker

/s/ Vanessa C.L. Chang	Director
Vanessa C.L. Chang

/s/ Frederico F. Curado	Director
Frederico F. Curado

Signature	Title

/s/ Chadwick C. Deaton	Director
Chadwick C. Deaton

/s/ Tan Ek Kia	Director
Tan Ek Kia

/s/ Vincent J. Intrieri	Director
Vincent J. Intrieri

/s/ Frederick W. Mohn	Director
Frederick W. Mohn

/s/ Samuel Merksamer	Director
Samuel Merksamer

/s/ Edward R. Muller	Director
Edward R. Muller